As filed with the Securities and Exchange Commission on March 10, 2025

Registration No. 333-218012

Registration No. 333-219369

Registration No. 333-222634

Registration No. 333-239141

Registration No. 333-251941

Registration No. 333-267888

Registration No. 333-271160

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2 to Form S-3 Registration Statement No. 333-218012

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-219369

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-222634

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-239141

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-251941

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-267888

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-271160

UNDER

THE SECURITIES ACT OF 1933

SYROS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-3772460
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Sonoran Capital Advisors

1733 N Greenfield Road, Suite 104

Mesa, Arizona 85205

(480) 617-2664

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices)

Matthew Foster

Chief Restructuring Officer

Syros Pharmaceuticals, Inc.

c/o Sonoran Capital Advisors

1733 N Greenfield Road, Suite 104

Mesa, Arizona 85205

Telephone: (480) 617-2664

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Cynthia T. Mazareas, Esq.

Stephanie L. Leopold, Esq.

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

Telephone: (617) 526-6000

Approximate date of commencement of proposed sale to the public: Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements on Form S-3 (each, a “Registration Statement” and collectively, the “Registration Statements”) filed by Syros Pharmaceuticals, Inc., a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission (the “SEC”), to deregister:

1.

Registration Statement on Form S-1 (File No. 333-218012), registering 259,259 shares of the Registrant’s common stock, par value $0.001 per share (“Common Stock”), originally filed with the SEC on May 15, 2017 and declared effective by the SEC on May 25, 2017, and as amended by Post-Effective Amendment No. 1 to Form S-1 on Form S-3, originally filed with the SEC on July 20, 2017, and declared effective by the SEC on July 26, 2017;

2.

Registration Statement on Form S-3 (File No. 333-219369), registering (i) up to $225,000,000 of an indeterminate number of shares of Common Stock and preferred stock, par value $0.001 per share (“Preferred Stock”), an indeterminate principal amount of debt securities, an indeterminate number of warrants to purchase Common Stock, Preferred Stock or debt securities and an indeterminate number of units, and (ii) $50,000,000 of an indeterminate number of shares of Common Stock, originally filed with the SEC on July 20, 2017 and declared effective by the SEC on July 31, 2017;

3.

Registration Statement on Form S-3 (File No. 333-222634), registering 93,752 shares of Common Stock, originally filed with the SEC on January 19, 2018, as amended by Amendment No. 1 to Form S-3, originally filed with the SEC on February 2, 2018, and Amendment No. 2 to Form S-3, originally filed with the SEC on February 7, 2018, and declared effective by the SEC on February 12, 2018;

4.

Registration Statement on Form S-3 (File No. 333-239141), registering (i) up to $300,000,000 of an indeterminate number of shares of Common Stock and Preferred Stock, an indeterminate principal amount of debt securities, an indeterminate number of warrants to purchase Common Stock, Preferred Stock or debt securities and an indeterminate number of units, and (ii) $75,000,000 of an indeterminate number of shares of Common Stock, originally filed with the SEC on June 12, 2020 and declared effective by the SEC on June 22, 2020;

5.

Registration Statement on Form S-3 (File No. 333-251941), registering 1,414,062 shares of Common Stock, originally filed with the SEC on January 7, 2021 and declared effective by the SEC on January 19, 2021;

6.

Registration Statement on Form S-3 (File No. 333-267888), registering 27,627,824 shares of Common Stock, originally filed with the SEC on October 14, 2022, as amended by Amendment No. 1 to Form S-3, originally filed with the SEC on December 1, 2022, and declared effective by the SEC on December 22, 2022; and

7.

Registration Statement on Form S-3 (File No. 333-271160), registering (i) up to $250,000,000 of an indeterminate number of shares of Common Stock and Preferred Stock, an indeterminate principal amount of debt securities, an indeterminate number of warrants to purchase Common Stock, Preferred Stock or debt securities and an indeterminate number of units, and (ii) $50,000,000 of an indeterminate number of shares of Common Stock, originally filed with the SEC on April 6, 2023 and declared effective by the SEC on April 28, 2023.

All share numbers set forth above reflect a 1-for-10 reverse stock split of Common Stock, that became effective on September 16, 2022.

The Registrant has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with the undertakings made by the Registrant in the Registration Statements to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering, by filing these Post-Effective Amendments, the Registrant hereby terminates the effectiveness of the Registration Statements and removes from registration all securities registered but unsold under the Registration Statements, if any, as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities. After giving effect to these Post-Effective Amendments, there will be no securities registered by the Company pursuant to the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mesa, State of Arizona, on March 10, 2025.

Syros Pharmaceuticals, Inc.

By:	/s/ Matthew Foster
Name:	Matthew Foster
Title:	Chief Restructuring Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.